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                                                              July 28, 1997



DecisionOne Holdings Corp.
DecisionOne Corporation
50 East Swedesford Road
Frazer, Pennsylvania  19355

Quaker Holdings Co.
277 Park Avenue
New York, New York  10172

Donaldson, Lufkin & Jenrette
 Securities Corporation
277 Park Avenue
New York, New York  10172

         Re:      Agreement to Act as "Qualified Independent Underwriter"

Ladies and Gentlemen:

                  You have advised us that (i) DecisionOne Corporation ("DecisionOne"), a Delaware corporation, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Reg. No. 333-28411) (the "DecisionOne S-1"), relating to the offering by DecisionOne of $150,000,000 principal amount of % Senior Subordinated Notes due 2007 (the "Notes"), or such other principal amount of Notes as you may determine, and (ii) Quaker Holding Co. ("Quaker"), a Delaware corporation, has filed with the Commission a registration statement on Form S-1 (Reg. No. 333-28539) (the "Quaker S-1"), relating to the offering by Quaker of units (the "Units"), each consisting of $1,000 principal amount of its ____% Senior Discount Debentures due 2008 (the "Debentures") and warrants (the "Warrants") to purchase shares of the common stock, par value $.01 per share, of Quaker (the "Quaker Common Stock"). We understand that the number of Units offered and the number of shares of Common Stock included in each Debenture Warrant will be determined based on market conditions. Upon consummation of the merger (the "Merger") between Quaker and DecisionOne Holdings Corp. ("Holdings"), a Delaware corporation, Holdings will succeed



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Page 2


to the obligations of Quaker with respect to the Debentures and the Warrants, and the Warrants will become exercisable for an equal number of shares of common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock"). The term "Unit Issuer" means Quaker before the Merger and Holdings after the Merger, the term "Note Issuer" means DecisionOne and the term "Issuers" means the Unit Issuer and the Note Issuer. The Notes will be issued pursuant to an Indenture by and between DecisionOne and Fleet National Bank, as Trustee. The Debentures will be issued pursuant to an Indenture by and between the Unit Issuer and Fleet National Bank, as Trustee.

                  In connection with the public offerings of the Notes and Units (the "Offerings"), Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") will be the underwriter. Subject to the terms and conditions of the underwriting agreement to be entered into between DecisionOne and the Underwriter (the "Note Underwriting Agreement"), the Underwriter will agree to purchase from DecisionOne, and DecisionOne will agree to sell to the Underwriter, all of the Notes. Subject to the terms and conditions of the underwriting agreement to be entered into between the Unit Issuer and the Underwriter (the "Unit Underwriting Agreement"), the Underwriter will agree to purchase from the Unit Issuer, and the Unit Issuer will agree to sell to the Underwriter, all of the Units. The Note Underwriting Agreement and the Unit Underwriting Agreement are sometimes collectively referred to as the Underwriting Agreements. The Notes, Units, Debentures and Warrants are sometimes collectively referred to as the "Securities."

                  We understand that, as a member of the National Association of Securities Dealers, Inc. ("NASD"), the Underwriter may participate in the Offerings only if the yield at which the Notes are to be offered to the public in its Offering is no lower than the yield, and if the price of each Unit to be offered to the public in its Offering is no higher than the price, recommended by a "Qualified Independent Underwriter" (as such term is defined in Rule 2720(b)(15) of the NASD Conduct Rules) and such Qualified Independent Underwriter participates in the preparation of the registration statement and prospectus relating to each of the Offerings and exercises the usual standards of due diligence with respect thereto. This Agreement describes the terms on which Ladenburg Thalmann & Co. Inc. ("Ladenburg") agrees to serve as such a Qualified Independent Underwriter in connection with each of the Offerings. In connection with the services to be provided by Ladenburg hereunder and based upon the several representations and warranties of, and subject to the performance of the several covenants by, the Issuers herein set forth and Ladenburg's satisfaction with the results of its due diligence review, Ladenburg agrees to deliver to the Issuers and the Underwriter, and file with the NASD, a letter (the "Letter"), substantially in the form of Appendix A hereto, on the date



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Page 3


each Registration Statement (as hereinafter defined) is first declared effective by the Commission (the "Effective Date") or, if the Offerings are not priced on the Effective Date, on the date of the pricing of the Offerings (the "Pricing Date"). As a condition to the delivery of the Letter, each Registration Statement and each amendment thereto will include any revisions that in the reasonable judgment of Ladenburg and its legal counsel are required to enable Ladenburg to deliver the Letter.

                  As herein used, except as the context may otherwise require, the term "Registration Statement" means either the DecisionOne S-1 or the Quaker S-1 (including the related prospectuses, financial statements, exhibits, schedules, term sheets and all other documents filed as parts thereof or incorporated therein) for the registration of the respective Securities under the Securities Act of 1933, as amended (the "1933 Act"), in the form declared effective, filed with the Commission and any amendments thereto. The term "Prospectus" with respect to each Offering means the prospectus, including any preliminary or final prospectus (including the form of prospectus or term sheet first filed with the Commission pursuant to Rule 424(b) or 430A under the 1933 Act after the Registration Statement with respect to such Offering becomes effective or, if no such filing is required, each prospectus in the form included in the Registration Statement with respect to such Offering at the time it is first declared effective), and any amendment or supplement thereto (including any form of prospectus or term sheet filed with the Commission pursuant to Rule 424(b) under the 1933 Act), to be used in connection with such Offering.

                  1. NASD Requirement. Ladenburg hereby confirms its agreement to act in connection with the Offerings as a "Qualified Independent Underwriter" within the meaning of Rule 2720 of the NASD Conduct Rules and represents that Ladenburg satisfies or will satisfy at the times designated in Rule 2720(b)(15) the requirements set forth therein.

                  2. Consent. Ladenburg hereby consents to be named in the Registration Statement and Prospectus with respect to each Offering as having acted as the Qualified Independent Underwriter and to the filing of this Agreement as an exhibit to the Registration Statement with respect to each Offering. All references to Ladenburg in the Registration Statement or Prospectus with respect to each Offering or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the Offerings by the Issuers or the Underwriter or any entity controlling, controlled by or under common control with, or by any of them, shall be subject to Ladenburg's prior consent with respect to form and substance. Ladenburg's obligation to act as a Qualified Independent Underwriter



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Page 4

hereunder shall terminate if the Issuers shall breach in any material respect any representation, warranty or covenant hereunder and such breach shall not be cured within 10 days of written notice thereof to the Issuers, provided such breach would adversely affect Ladenburg's ability to meet its obligations hereunder or impose, in Ladenburg's reasonable judgment, additional liability on Ladenburg.

                  3. Fee and Expenses. The Issuers agree to pay Ladenburg an aggregate fee of $125,000 (the "Fee") for its services hereunder, of which $45,000 (the "Initial Payment") shall be earned upon the execution of this Agreement. The Initial Payment, together with the balance of the Fee, shall be payable on the date on which payment for and delivery of any of the Securities are made (the "Closing Date"). The Issuers also agree to reimburse Ladenburg for all reasonable out-of-pocket expenses, including all reasonable fees and expenses of Ladenburg's counsel, incurred by Ladenburg in connection with this Agreement and the Offerings; provided, however, that the obligation of the Issuers to reimburse Ladenburg for fees and expenses shall be limited to $25,000. The limitation on fees and expenses set forth in the immediately preceding sentence is subject to there being no (i) material change in the nature of the Offerings as described in the draft DecisionOne S-1 and Quaker S-1 heretofore provided to Ladenburg, (ii) material delay in the consummation of the Offerings which causes an unexpected and material number of revisions in either S-1 or (iii) unusual number of refilings with the Commission as a result of the Commission's comments with respect to either S-1. Ladenburg will be entitled to retain the full amount of such fee and receive payment of such expenses regardless of the yield of the Notes or the price of the Units that Ladenburg recommends pursuant to this Agreement. If, for whatsoever reason, it is determined that the Offerings shall not commence or will not be consummated, Ladenburg shall be entitled to be paid in full for the above-mentioned expenses, promptly following such determination, and shall continue to be entitled to any amount payable to Ladenburg under Section 6.

                  4. Representations, Warranties and Covenants of the Issuers.

                           (a) Each of the Issuers agrees that all of its
                  representations and warranties contained in the Underwriting Agreements, when made, shall be deemed to be incorporated by reference herein and made to Ladenburg hereunder. Each of the Issuers agrees that its execution of an Underwriting Agreement shall constitute confirmation to Ladenburg that, on such date, the representations and warranties of such Issuer included in the Underwriting Agreements are true, correct and complete in all material respects.




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                           (b) Each of the Issuers represents and warrants that
                  this Agreement has been duly authorized, executed and delivered by such Issuer; the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Issuer pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of or constitute a default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Issuer or any of its properties is bound, or under the certificate of incorporation or by-laws of such Issuer or under any statute or under any order, rule or regulation of any court or governmental body applicable to the business or properties of such Issuer; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Issuer of the transactions on its part herein contemplated which has not been duly obtained.

                           (c) Each of the Issuers agrees that all of its
                  covenants and other agreements contained in the Underwriting Agreements, when made, shall be deemed to be incorporated by reference herein and made with Ladenburg hereunder. Each of the Issuers agrees that its execution of an Underwriting Agreement shall constitute confirmation to Ladenburg of such Issuer's performance in all material respects of its covenants and other agreements contained in the Underwriting Agreements.

                  5.  Availability of Information.

                           (a) Each of the Issuers hereby agrees to provide
                  Ladenburg, at such Issuer's sole cost and expense, with all information and documentation with respect to its business, financial condition and other matters as Ladenburg may deem relevant and shall reasonably request in connection with its performance under this Agreement, including, without limitation, copies of all correspondence with the Commission or the NASD, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Ladenburg, as Ladenburg may request on or prior to the Effective Date, on or prior to the




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Page 6

                  Pricing Date and on or prior to the Closing Date, if then required to be provided under either Underwriting Agreement. Each of the Issuers will make reasonably available to Ladenburg its auditors, counsel and officers and directors to discuss with Ladenburg any aspect of such Issuer which Ladenburg may deem relevant. In addition, each of the Issuers will cause to be delivered to Ladenburg, when delivered to the Underwriter, copies of all certificates, opinions, comfort letters, reports and other documents delivered to the Underwriter pursuant to the Underwriting Agreements and shall cause the person issuing such certificate, opinion, comfort letter, report or other document to authorize Ladenburg to rely thereon to the same extent as if addressed directly to Ladenburg. In addition, the Underwriter and each of the Issuers will promptly advise Ladenburg of all telephone conversations with the NASD or the Commission which relate to or may affect the Offerings, the DecisionOne S-1 or the Quaker S-1.

                           (b) Latham & Watkins will provide, at the
                  Underwriter's expense, to Ladenburg the opinions said counsel shall deliver to the Underwriter as underwriter under the Underwriting Agreements, which opinions shall be addressed to Ladenburg and shall be dated the Closing Date (or any other date on which an opinion is delivered by such counsel pursuant to the Underwriting Agreements).

                           (c) Ladenburg hereby agrees to cooperate in all
                  reasonable respects with the Underwriter and its counsel in responding to any comments made by the NASD with respect to the Offerings, this Agreement or Ladenburg's role as "Qualified Independent Underwriter".

                  6.  Indemnification and Contribution.

                           (a) The Issuers severally agree to indemnify and
                  hold harmless Ladenburg and its directors, its officers and each person, if any, who controls Ladenburg within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments and any amount paid in




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                  settlement of, any action, suit or proceeding commenced or any claim asserted), to which Ladenburg may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, related to, based upon or arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement, any preliminary prospectus, either Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
                  (ii) any breach or alleged breach by the applicable Issuer of its representations, warranties and agreements contained in this Agreement or (iii) Ladenburg's performance of its duties under this Agreement; provided, however, that the applicable Issuer will have no obligation under this Section 6(a) to the extent that any such loss, claim, damage, liability or action pursuant to clause (iii) above shall have been determined in a final judgment of a court of competent jurisdiction to have been due to the willful misconduct or gross negligence of Ladenburg.

                           Ladenburg agrees to indemnify and hold harmless each
                  of the Issuers, its directors and officers, and each person, if any, who controls any of the Issuers within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to Ladenburg, but only with respect to information relating to Ladenburg furnished in writing by Ladenburg expressly for use in the applicable Registration Statement, the applicable Prospectus, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that the foregoing indemnity by Ladenburg shall not apply to any untrue statement or omission contained in any preliminary prospectus which is not contained in the related Prospectus.

                           (b) In case any action shall be comenced involving
                  any person in respect of which indemnity may be sought under this Section 6, such person shall promptly notify each indemnifying party in writing and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to the first and second paragraphs of Section 6(a), Ladenburg shall not be required to assume the defense thereof, but




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Page 8

                  may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of Ladenburg). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel by such indemnified party shall have been specifically authorized in writing by the indemnifying parties, (ii) the indemnified party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Ladenburg, in the case of parties indemnified pursuant to the first paragraph of
                  Section 6(a), and by the applicable Issuer, in the case of the parties indemnified pursuant to the second paragraph of
                  Section 6(a). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expense of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and



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                  indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and
                  (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (c) To the extent the indemnification provided for
                  in Section 6(a) is unavailable to, or insufficient to hold harmless any indemnified party under Section 6(a), in respect of any loss, claim, damage, liability or judgment referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments
                  (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and Ladenburg, on the other, from the Offerings or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or if the indemnified party failed to give the notice required under Section 6(b), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and Ladenburg, on the other, in connection with Ladenburg's activities under this Agreement or the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and Ladenburg, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offerings (before deducting expenses) bear to the total fee paid to Ladenburg pursuant to Section 3. The relative fault of the Issuers, on the one hand, and of Ladenburg, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by Ladenburg, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The Issuers and Ladenburg agree that it would not be
                  just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable




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                  considerations referred to in the immediately preceding
                  paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 6, Ladenburg shall not be required to contribute any amount in excess of the amount by which the fee paid to Ladenburg pursuant to Section 3 exceeds the amount of any damages Ladenburg has otherwise been required to pay by reason of such activities under this Agreement or such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (d) The remedies provided for in this Section 6 are
                  not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (e) The statements with respect to Ladenburg in the
                  last paragraph under the caption "Underwriting" in the Prospectus with respect to each Offering constitute the only information furnished to the applicable Issuer in writing on behalf of Ladenburg expressly for use in the applicable Registration Statement, the applicable Prospectus or any amendment or supplement thereto, or any applicable preliminary prospectus.

                           (f) The indemnity and contribution agreements
                  contained in this Section 6, and the covenants, representations and warranties of the Issuers set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by Ladenburg or on its behalf or by or on behalf of any person who controls Ladenburg or (ii) any termination of this Agreement or the Offerings.

                  7. Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the obligations and liabilities assumed



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in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. Ladenburg expressly acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of Holdings only upon consummation of the Merger.

                  8. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented unless the Issuers, the Underwriter and Ladenburg consent in writing to such amendment, modification or supplement.

                  9. Notice. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be delivered by hand or by commercial messenger service or mailed by first class mail, postage prepaid, addressed (a) if to Ladenburg, at the address set forth at the head of this Agreement, Attention: Ronald Kramer, (b) if to the Issuers, at 50 East Swedesford Road, Frazer, Pennsylvania 19355, Attention: Kenneth Draeger, (c) if to Quaker, prior to the Merger, at 277 Park Avenue, New York, New York 10172, Attention, Peter T. Grauer, or (d) if to the Underwriter, at 277 Park Avenue, New York, New York 10172, Attention: Maureen Block, Legal Department, or such other address as to which any party shall notify the other parties hereto in writing.

                  10. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the Issuers irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement may be brought in any court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York. Each of the Issuers, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each of the Issuers irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it in the manner provided for in Section 9 hereof.

                  11. Counterparts. This Agreement may be signed in two or more counterparts with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

                  12. Obligations. After the Merger, all several representations and warranties, covenants, agreements and obligations of the Issuers contained in this Agreement shall become



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Page 12


joint and several representations and warranties, covenants, agreements and obligations of the Issuers.

                  If the above terms are in accordance with your understanding of our agreement, please sign the enclosed copy of this Agreement and return such copy to us.

                                            Very truly yours,

                                            LADENBURG THALMANN & CO. INC.


                                            By:
                                               -----------------------------
                                                     Managing Director
CONFIRMED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

    DECISIONONE HOLDINGS CORP.


By:
    ----------------------------------------
    Name:
    Title:

    DECISIONONE CORPORATION


By:
    ----------------------------------------
    Name:
    Title:

    QUAKER HOLDING CO.


By:
    ----------------------------------------
    Name:
    Title:





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Page 13

         DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:
    ----------------------------------------
         Name:
         Title:

                                                                     APPENDIX A


                                                      July   , 1997


DecisionOne Holdings Corp.
DecisionOne Corporation
50 East Swedesford Road
Frazer, Pennsylvania  19355

Quaker Holdings Co.
277 Park Avenue
New York, New York  10172

Donaldson, Lufkin & Jenrette
 Securities Corporation
277 Park Avenue
New York, New York  10172

         Re: Agreement to Act as "Qualified Independent Underwriter"
             -------------------------------------------------------

Ladies and Gentlemen:

         You have advised us that (i) DecisionOne Corporation ("DecisionOne"), a Delaware corporation, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Reg. No. 333-28411), relating to the offering by DecisionOne of $150,000,000 principal amount of % Senior Subordinated Notes due 2007 (the "Notes"), or such other principal amount of Notes as you may determine, and (ii) Quaker Holding Co. ("Quaker"), a Delaware corporation, has filed with the Commission a registration statement on Form S-1 (Reg. No. 333- 28539), relating to the offering by Quaker of ________ units (the "Units"), each consisting of $1,000 principal amount of its ____% Senior Discount Debentures due 2008 (the "Debentures") and warrants (the "Warrants") to purchase _________ shares of the common stock, par value $.01 per share, of Quaker (the "Quaker Common Stock") at a price of $____ per share. Upon consummation of the merger (the "Merger") between Quaker and DecisionOne Holdings Corp. ("Holdings"), a Delaware corporation, Holdings will succeed to the obligations of Quaker with respect to the Debentures and the Warrants, and the Warrants will become exercisable for an equal number of shares of common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock"). The

July   , 1997
Page 2


term "Unit Issuer" means Quaker before the Merger and Holdings after the Merger. The Notes will be issued pursuant to an Indenture by and between DecisionOne and Fleet National Bank, as Trustee. The Debentures will be issued pursuant to an Indenture by and between the Unit Issuer and Fleet National Bank, as Trustee. DecisionOne, Quaker and Holdings are sometimes collectively referred to as the "Corporations". The Notes, Units, Debentures and Warrants are sometimes collectively referred to as the "Securities."


         We understand that, as a member of the National Association of Securities Dealers, Inc. (the "NASD"), the Underwriter may participate in the Offerings only if the yield at which the Notes are offered to the public is no lower than the yield, and if the price of each Unit offered to the public is no higher than the price, recommended by a "Qualified Independent Underwriter." Pursuant to a letter agreement, dated July 28, 1997, among the Corporations, the Underwriter and us (the "Retention Agreement"), we have been retained as a "Qualified Independent Underwriter" (as such term is defined in Rule 2720(b)(15) of the NASD Conduct Rules) to recommend to you the minimum yield for the Notes, and the maximum price for the Units, to be sold to the public.

         We have participated in the preparation of the Registration Statement and the Prospectus (as such terms are defined in the Retention Agreement) with respect to each of the Offerings, and have exercised the usual standards of due diligence with respect thereto. Assuming that the Offerings are each commenced
on July   , 1997, and further assuming compliance by the Corporations and the
Underwriter with their representations, warranties and covenants in Sections 4 and 5 of the Retention Agreement, we recommend that (a) the yield of the Notes
be no lower than   % and (b) the price of the Units be no higher than $        ,
each of which should in no event be considered or relied upon as an indication of the actual value of any of the Securities.

                                  Very truly yours,


                                  LADENBURG THALMANN & CO. INC.



                                  By:_________________________________

                                           Managing Director